                                                                      Exhibit 12


                               Dean Foods Company
               Computation of Ratio of Earnings to Fixed Charges





                                                26 Weeks Ended
                                              November 23, 1997
                                              -----------------
Income before taxes                                 $   78,888
                                                    -----------

Fixed charges:
        Interest expense                                12,910
        Portion of rentals (33%)                         4,802
                                                    -----------

        Total fixed charges                             17,712
                                                    -----------

Earnings before taxes and fixed charges             $   96,600
                                                    ===========

Ratio of earnings to fixed charges                         5.5
                                                    ===========